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                                                                   EXHIBIT 10.20

                                PROPOSAL: LEASE
                       INTERNATIONAL TECH PARK, BANGALORE

1.0        COMPANY NAME

           SYNPLICITY

2.0        OFFICE SPACE

           SUBJECT PROPERTY/UNIT

           a)    Type of Space          :  Office space innovator

           b)    Floor                  :  Level 3

           c)    Unit Number            :  Unit 02

           d)    Gross Floor Area/1/    :  3935.82 sq. ft approximately

           e)    Tenancy                :  3 Years

           f)    Rental Rate            :  Rs. 35/- psf pm


3.0        SECURITY DEPOSIT

           A total of 10 months' rental of the subject unit to be paid as Security Deposit.
           This would be paid according to the following schedule:

           1.    Signing of Letter          :  5 months' rental
           2.    On hand over of unit       :  5 months' rental
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                 Total                      :  10 months' rental

4.0        SPECIAL BENEFITS

           1. A special offer of two months rent free period for XXXing out would be offered to Synplicity, as a special case.

           Operations and Maintenance fee and air-conditioning charges are payable during Rent free period.

______________
/1/ Rentals are paid on a super built area and are paid quarterly in advance.

/s/ [ILLEGIBLE]                     /s/ [ILLEGIBLE]
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Synplicity will pay rentals for an area of 2500 sq. ft from the beginning of the lease period, for a period of six months, and from the beginning of the seventh month onwards Synplicity will pay rentals for the entire area of 3935.82 sq. ft.

5.0  OPERATIONS & MAINTENANCE FEE   :            Rs. $.70 psft

     Includes General maintenance, Lift Maintenance, Sanitary and Pluming, Common areas, Gondola cleaning, External areas, Fire Protection system, Building management, Security, Common area electrical system, Landscaping, Refuse disposal, and pest control. This is payable on super built area and are paid quarterly in advance. ITPL reserves the right to change the fee due to inflation and unforeseen circumstance.

     AIR CONDITIONING CHARGES:                    Rs. $.40 psft
     Air Conditioning charges include
     Operations and maintenance of
     Air Conditioning and mechanical ventilating
     System (AVMC)

     Operation of building management systems

     Power for operating A/C, Weekdays 12 hours
     (8am to 8pm) Saturdays 6 hours (8am to 2pm)

6.0  INTIMATION TO RENEWAL OF LEASE:

     The lessee must give a minimum of 6 months notice period in the event of renewal of lease and ITPL shall renew the lease provided there are no breaches of the terms and conditions of Indenture committed by the Lessee.

7.0  PREMATURE TERMINATION OF LEASE:

     In the event of termination of the lessee, the proposed acquirer lessee undertakes a minimum tenancy period of twelve months and also provides five months notice period or rent in lieu of the notice period.

8.0  STATE & CENTRAL GOVERNMENT FEES:

     All fees & payments to the state and central government with respect to the lease agreement and the leasing of the office unit will be borne by Synplicity.

/s/ [ILLEGIBLE]               /s/ [ILLEGIBLE]
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9.0     VALIDITY:

        The above proposal is valid until 5th February 2000, subject to availability. In the event that the proposed unit is taken up, we will endeavor to assign the next most appropriate units that meet with your requirement.

10.0    HAND OVER DATE           :  1/st/ March 2000

11.0    LEASE COMMENCEMENT DATE  :  1/st/ May 2000

12.0    LEASE EXPIRY DATE        :  30/th/ April 2003


Signed by and on behalf of
FOR INFORMATION TECHNOLOGY PARK LTD

/s/ [ILLEGIBLE]

Authorized Signatory,

We hereby accept the offer dated January 27 2000 on the above terms and conditions:

Signed by and on behalf of
FOR SYNPLICITY

/s/ Douglas S. Miller

Authorized Signatory,
Douglas S. Miller
VP Finance & CFO